Exhibit 21.1

LIST OF SUBSIDIARIES OF COACH, INC.

1.           Coach, Inc. (Maryland)

2.           Coach Services, Inc. (Maryland)

3.           504-514 West 34th Street Corp. (Maryland)

4.           Coach Stores Puerto Rico, Inc. (Delaware)

5.           Coach Japan Investments, Inc. (Delaware)

6.           516 West 34th Street LLC (Delaware)

7.           Reed Krakoff LLC (Delaware)

8.           Coach Stores Canada, Inc. (Canada)

9.           Coach International Holdings, Inc. (Cayman Islands)

10.           Coach Consulting (Shenzhen) Co. Ltd. (China)

11.           Coach Shanghai Limited (China)

12.           Coach International Limited Shenzhen (China)

13.           Coach International Limited (Hong Kong)

14.           Coach Manufacturing Limited (Hong Kong)

15.           Coach Hong Kong Limited (Hong Kong)

16.           Coach Hong Kong Limited Macau Branch (Macau)

17.           Coach Italy Services S.r.l. (Italy)

18.           Coach Japan LLC (Japan)

19.           Coach Korea Limited (Korea)

20.           Coach International Limited Korea Branch (Korea)

21.           Coach Leatherware India Private Limited (India)

22.           Coach France S.A.S. (France)

23.           Coach Stores Limited (UK)

24.           Representative Office of Coach International Limited in Ho Chi Minh City (Vietnam)